Exhibit 10.31

2018 Executive Bonus Plan, as amended on December 11, 2018

In December 2018, our board of directors amended the 2018 Executive Bonus Plan, which we refer to as the 2018 Bonus Plan, as amended. Our named executive officers are participants in the 2018 Bonus Plan, as amended. The 2018 Bonus Plan, as amended provides for non-equity incentive compensation based upon the combined achievement of billings growth and cash-based EBIT margin in fiscal year 2018, which we refer to as the financial goal.

The threshold level of achievement of the financial goal is at least 82.57%. If we achieve 82.57% of the financial goal, participants will receive 50% of the target incentive. For achievement of the financial goal between the threshold and target, the overall incentive payment scales linearly between 50% and 100%. For achievement of the financial goal between the target and 117.43% of the financial goal, the overall incentive payment scales linearly between 100% and 200%. The maximum level of achievement of the financial goal is 117.43%.

All bonuses under the 2018 Bonus Plan, as amended are subject to the participant maintaining minimum performance standards, as determined by us, and remaining employed through the date a bonus is paid out.